[GRAPHIC OMITTED]
DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1                       Entity #
CARSON CITY, NEVADA 89701-4299                         C28839-2004
(775) 684 5708                                         Document Number:
WEBSITE: SECRETARYOFSTATE.BIZ                          20050109280-07

                                                       Date Filed:
----------------------------------------               4/7/2005 10:58:30 AM
    CERTIFICATE OF DESIGNATION                         IN THE OFFICE OF
     (PURSUANT TO NRS 78.1955)                         /s/Dean Heller
----------------------------------------               DEAN HELLER,
                                                       SECRETARY OF STATE

IMPORTANT: READ ATTACHED INSTRUCTIONS
      BEFORE COMPLETING FORM.                 ABOVE SPACE IS FOR OFFICE USE ONLY


                           CERTIFICATE OF DESIGNATION
                           --------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
                            (PURSUANT TO NRS 78.1955)

1.   NAME  OF  CORPORATION:
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INTERNATIONAL DEVELOPMENT CORP.

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2.   BY  RESOLUTION  OF  THE  BOARD  OF DIRECTORS PURSUANT TO A PROVISION IN THE
     ARTICLES OF INCORPORATION, THIS CERTIFICATE ESTABLISHES THE FOLLOWING REGARDING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE FOLLOWING CLASS OR SERIES OF STOCK:
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Series B Preferred Stock, to consist of 1,000,000 shares:

l. Dividends. Except as provided herein, the holders of the outstanding shares of the Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") shall be entitled to receive cash, stock, or other property as dividends when, as and if declared by the Board of Directors of the Company. If shares of the Series B Preferred Stock of the common stock of the Company, par value $0.001 per share (the "Common Stock") are to be issued as a dividend, any such shares are to be issued at Market Value. "Market Value" of the Common Stock for the purposes of this Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors. "Market Value" with respect to any shares of the Series B Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties.
[CONTINUATION  ATTACHED]

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3. EFFECTIVE DATE OF FILING (OPTIONAL):
                                       -----------------------------------------
                                         (must not be later that 90 days
                                          after the certificate is filed)

4. OFFICER SIGNATURE: /s/ illegible
                      -------------------------------

FILLING FEE: $175.00

     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

     SUBMIT IN DUPLICATE

THIS FORM MUST BE ACCOMPANIED                          NEVADA SECRETARY OF STATE
BY APPROPRIATE FEES                                  AM 78,1955 DESIGNATION 2003
SEE ATTACHED FEE SCHEDULE.                                    REVISED ON 1/03/03


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                         INTERNATIONAL DEVELOPMENT CORP.
                 CONTINUATION FOR THE CERTIFICATE OF DESIGNATION
                                     FOR THE
                            SERIES B PREFERRED STOCK

     2.   Liquidation  Rights.  Upon  the dissolution, liquidation or winding up
          -------------------
of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the "Liquidation Rate") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series B Preferred Stock.

          (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 2, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 2. As use herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation.

          (b) After the payment to the holders of shares of the Series B Preferred Stock of the full preferential amounts fixed by this Paragraph 2 for shares of the Series B Preferred Stock, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (c) In the event the assets of the Company available for distribution to the holders of the Series B Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 2, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series B Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series B Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     3.   No Conversion. The shares of the Series B Preferred Stock shall not be
          -------------
convertible into shares of the Common Stock, Preferred Stock, or any other securities of the Company.

     4.   Preferred  Status.  The rights of the shares of the Common Stock shall
          -----------------
be subject to the preferences and relative rights of the shares of the Series B Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series B Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series B Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 2 above.

     5.   Restriction  on  Dividends.  If  any  shares of the Series B Preferred
          --------------------------
Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series B Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock.

     6.   Vote to Change the Terms of the Series B Preferred Stock.  Without the
          --------------------------------------------------------
prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series B Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Stock.

     7.   Lost  or Stolen Certificates.  Upon receipt by the Company of evidence
          ----------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the


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Series B Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series B Preferred Stock Certificate(s) of like tenor and date.

     8.   Voting.  On  all  matters  submitted  to  a vote of the holders of the
          ------
Common Stock, including, without limitation, the election of directors, a holder of shares of the Series B Preferred Stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series B Preferred
Stock held by such holder multiplied by 500. If no such record date is established, the date to be used for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. The holders of Series B Preferred Stock shall not vote as a separate class, but shall vote with the holders of the Common Stock. Except as otherwise may be provided by law, the holders of the Series B Preferred Stock shall be entitled to one vote on all matters submitted to the vote of the holders of the Preferred Stock.


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